EXHIBIT 1.1

3,471,010 Shares

NUVEEN INVESTMENTS, INC.

CLASS A COMMON STOCK (Par Value $0.01 per share)

UNDERWRITING AGREEMENT

August 4, 2005

August 4, 2005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

The St. Paul Travelers Companies, Inc., a Minnesota corporation (“St. Paul Travelers”), and its wholly-owned subsidiary, United States Fidelity and Guaranty Company, a Maryland corporation, as the selling stockholders (the “Selling Stockholders”), propose to sell to Morgan Stanley & Co. Incorporated (the “Underwriter”) an aggregate of 3,471,010 shares of the Class A common stock, par value $0.01 per share (the “Shares”) of Nuveen Investments, Inc., a Delaware corporation (the “Company”), each Selling Stockholder to sell the amount of Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).  The term “Registration Statement” means the registration statement on Form S-3, including the exhibits thereto, as amended to the date of this Agreement.  The Company has also filed an abbreviated registration statement to register additional shares of common stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), and any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement.  The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus. As used herein, the terms “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents incorporated by reference therein.  The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                                       Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

(a)                                  The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued, and no notice has been received from the Commission by the Company that any proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission.

(b)                                 (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions based upon (x) information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, or (y) the Selling Stockholder Information.

(c)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, earnings or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)                                 Each Investment Advisory Subsidiary (as defined below) and each Significant Subsidiary of the Company (as that term is defined under Regulation S-X promulgated under the Exchange Act) (together with the Investment Advisory Subsidiaries, the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the

Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or the substantive equivalent thereto, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except in each case as would not cause a Material Adverse Effect.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(f)                                    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g)                                 The outstanding shares of Class B common stock held by the Selling Stockholders to be converted into Class A common stock and sold by the Selling Stockholders under this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

(h)                                 Except as disclosed in the Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of (i), (iii), and (iv) as would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except those which have been obtained or made, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except those for which the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect.

(i)                                     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(j)                                     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k)                                  Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)                                     Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(m)                               Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent any such default would not, individually or in the aggregate, have a Material Adverse Effect.

(n)                                 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than open market repurchases pursuant to its open market repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or any increase in short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus or as contemplated by the offerings and transactions that are described therein.

(o)                                 The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(p)                                 The Company and its subsidiaries, either directly or through a subsidiary or subsidiaries, own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the conduct of the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(q)                                 No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(r)                                    The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.

(s)                                  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)                                    The Shares have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance and have been registered under the Exchange Act.

(u)                                 Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(v)                                 KPMG LLP, whose report is included in the Prospectus, has notified us that it is an independent registered public accounting firm with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder.  The financial statements of the Company and its combined subsidiaries (including the related notes) incorporated in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act.

(w)                               The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                                   The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(y)                                 Except in each case as would not reasonably be expected to have a Material Adverse Effect:  Each of Rittenhouse Asset Management Inc., NWQ Investment Management Company LLC, Symphony Asset Management Inc., Nuveen Asset Management, Inc., Nuveen Investments Advisers and Nuveen Investments Institutional Services Group, LLC (together, the “Investment Advisory Subsidiaries”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and none of the Investment Advisory Subsidiaries is prohibited by any provision of the Advisers Act or the 1940 Act, or the respective rules and regulations thereunder, from acting as an investment adviser.  The Investment Advisory Subsidiaries are the only direct or indirect subsidiaries of the Company required to be registered as investment advisers under the Advisers Act.  Each of the Investment Advisory Subsidiaries is duly registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring any such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance.  None of the Company or its other direct or indirect subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

(z)                                   Nuveen Investments, LLC (the “Broker-Dealer Subsidiary”) is duly registered, licensed or qualified as a broker-dealer under the Exchange Act, and under the securities laws of each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance.  The Broker-Dealer Subsidiary is a member in good standing of NASD and each other self regulatory organization where the conduct of its business requires such membership.  Neither the Company nor any of the Company’s other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not have a Material Adverse Effect.

(aa)                            Each of the Investment Advisory Subsidiaries and the Broker-Dealer Subsidiary is, has been and will upon consummation of the transactions contemplated herein be, in compliance with, and each such entity has received no notice of any kind of any violation of, (A) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities, as the case may be, and (B) all other laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect.

(bb)                          Each investment advisory agreement between the Company and any Investment Advisory Subsidiary on the one hand and any advisory client or private client on the other is a legal and valid obligation of the Company and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Investment Advisory Subsidiary is, to the knowledge of the Company, in breach or violation of or in default under any such agreement, which breach, violation or default would individually or in the aggregate have a Material Adverse Effect.

2.                                       Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, to the extent applicable, represents and warrants to and agrees with the Underwriter that:

(a)                                  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)                                 The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law or (ii) the certificate of incorporation or by-laws of such Selling Stockholder or (iii) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder and its subsidiaries taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of (i), (iii) and (iv) as would not have a material adverse effect on such Selling Stockholder and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except those which have been obtained or made, and as may be required by rules of the National Association of Securities Dealers, Inc., or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for those the failure of which to obtain would not have a material adverse effect on such Selling Stockholder and its subsidiaries taken as a whole.

(c)                                  Such Selling Stockholder has (with respect to the Class B common stock owned by such Selling Stockholder prior to the conversion of such Class B common stock to Class A common stock), and on the Closing Date will have (with respect to the Shares), valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d)                                 Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e)                                  Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus or otherwise has been publicly disclosed by such Selling Stockholder to sell its Shares pursuant to this Agreement.

(f)                                    (i)  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

(ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions based upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto (such information collectively, the “Selling Stockholder Information”).

3.                                       Agreements to Sell and Purchase.  The Selling Stockholders hereby agree to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Selling Stockholders at $38.03 a share (the “Purchase Price”) the Shares.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, or (c) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company’s benefit plans in existence on the date hereof or proposed to be approved by the Company’s stockholders at their 2005 annual meeting; provided that such options, restricted stock or awards do not become exercisable or vest during such 90-day period.

4.                                       Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has been executed as in your judgment is advisable.  The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $38.15 a share (the “Public Offering Price”).

5.                                       Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on August 10, 2005, or at such other time on the same or such other date, not later than August 17, 2005, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date.  The Shares shall be delivered to you on the Closing Date, with any transfer taxes payable in connection with the transfer of the Shares to you duly paid, against payment of the Purchase Price therefor.

6.                                       Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following further conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                    there shall not have occurred any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)                                 The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of St. Paul Travelers, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholders have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(d)                                 The Underwriter shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, dated the Closing Date, to the effect that:

(i)                       the authorized capital stock of the Company conforms as to legal matters to the description under the caption “Capital Stock” contained in the Prospectus;

(ii)                    the shares of Common Stock owned by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable;

(iii)                 this Agreement has been duly authorized, executed and delivered by the Company;

(iv)                the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the 1940 Act; and

(v)                   the Registration Statement and the Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

In the course of such counsel’s participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein, other than those mentioned in subclause (i) above, as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that (i) the Registration Statement or the Prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) on the date the Registration Statement became effective and as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, without independent verification, as to matters of fact, to the extent they deem appropriate, on the representations of the Company contained herein and on certificates of responsible officers of the Company and public officials.  Such opinion will be limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware, and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction.  Such opinion may also state that such counsel acted as special counsel to the Company in connection with the offering of the Shares contemplated hereby and did not act, and has not acted, as the Company’s regular outside counsel.

(e)                                  The Underwriter shall have received on the Closing Date an opinion of Alan G. Berkshire, Esq., General Counsel to the Company, dated the Closing Date, to the effect that:

(i)                                          the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii)                                       each Significant Subsidiary of the Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iii)                                    the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable;

(iv)                                   to such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(v)                                      each of the Investment Advisory Subsidiaries is duly registered as an investment adviser under the Advisors Act.  To such counsel’s knowledge, none of the Company or its subsidiaries other than the Investment Advisory Subsidiaries is required to be registered, licensed, or qualified as an investment adviser under the Advisers Act and the rules and regulation of the Commission promulgated thereunder or under applicable state laws, except where any failure to be so registered, licensed, or qualified would not have a Material Adverse Effect.  To such counsel’s knowledge, each of the Investment Advisory Subsidiaries is in compliance with the Advisers Act and applicable state laws, regulations, ordinances and rules applicable to it or its operations relating to investment advisory activities except where any failure by any such Investment Advisory Subsidiary to comply with any such law, regulation, ordinance or rule would not have a Material Adverse Effect.

(vi)                                   to the knowledge of such counsel, neither the Company nor any Investment Advisory Subsidiary is in breach or violation of or in default under any investment advisory contract which would individually or in the aggregate have a have a Material Adverse Effect;

(vii)                                the Broker-Dealer Subsidiary is duly registered, licensed or qualified as a broker-dealer under the Exchange Act and in each Jurisdiction where the conduct of its business requires registration, licensing or qualification, except to the extent that the failure to be so registered, licensed or qualified would not have a Material Adverse Effect.  None of the Company or its subsidiaries, other than the Broker-Dealer Subsidiary, is required to be registered, licensed or qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission promulgated thereunder or under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it conducts business, except where any failure to be so registered, licensed, or qualified would not have a Material Adverse Effect.  Each of the Company and the Broker-Dealer Subsidiary is in compliance with all laws, regulations, ordinances and rules (including those of any self regulatory organizations) as applicable to it or its operations relating to broker-dealer activities except where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect;

(viii)                             except as disclosed in the Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any U.S. federal, State of Illinois or State of Delaware governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except those which have been obtained or made, and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, and qualifications that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement);

(ix)                                     the Registration Statement and the Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

In the course of such counsel’s participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein (it being understood that such counsel has prepared and reviewed the disclosures incorporated by reference in the Prospectus under the captions “Business—Regulatory,” and “Legal Proceedings” in the Company’s Annual Report on Form

10-K for the year ended December 31, 2004 and under the caption “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005), as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) on the date the Registration Statement became effective and as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, without independent verification, (x) as to matters of fact, to the extent he deems appropriate, on certificates of responsible officers of the Company and public officials, and (y) as to matters involving the application of any jurisdiction other than the State of Illinois, the federal laws of the United States and the General Corporation Law of the State of Delaware, to the extent he deems appropriate and specified in such opinion, upon the opinion of other counsel of good standing whom he reasonably believes to be reliable and who are reasonably satisfactory to counsel for the Underwriter.

(f)                                    The Underwriter shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

(i)                                                    this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

(ii)                                                 the execution and delivery by the applicable Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder, or, to such counsel’s knowledge, any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder and its subsidiaries taken as a whole, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any U.S. federal, New York State or State of Delaware governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except those which have been obtained or made, and as may be required by NASD or by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, and qualifications that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement); and

(iii)                               upon payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be validly asserted against the Underwriter with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

In rendering such opinion, such counsel may rely, without independent verification, (x) as to matters of fact, to the extent they deem appropriate, upon the representations of each Selling Stockholder contained herein and in other documents and instruments, provided that you are provided copies of such other documents and instruments and they are reasonably satisfactory to your counsel, and (y) as to legal matters, to the extent they deem appropriate and specified in such opinion, upon the opinion or opinions of other counsel of good standing whom they reasonably believe to be reliable and who are reasonably satisfactory to counsel for the Underwriter.

(g)                                 The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Section 6(d)(iii) and the penultimate paragraph of Section 6(d), above, and further to the effect that the statements relating to legal matters or documents included in the Prospectus under the caption “Underwriting” fairly summarize in all material respects such matters or documents.

With respect to the penultimate paragraph in Section 6(d), above, Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinions of Wachtell, Lipton, Rosen & Katz described in Sections 6(d) and 6(f) above (and any opinions of counsel for the Selling Stockholders referred to in the immediately preceding paragraph) and the opinion of Alan G. Berkshire in Section 6(e) above shall be rendered to the Underwriter at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

(h)                                 The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

7.                                       Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

(a)                                  To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)                                 To use reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)                                  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.                                       Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, St. Paul Travelers agrees to pay or cause to be paid all expenses incident to the performance of the Selling Stockholders’ and the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives (who, for the avoidance of doubt, shall not include the Underwriter) and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

9.                                       Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, or (ii) the Selling Stockholder Information; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter, or any person controlling the Underwriter or any affiliate of the Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting any such losses, claims, damages or liabilities who purchased Shares from the Underwriter, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b)                                 Each Selling Stockholder agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information; provided, however, that the foregoing indemnity agreement shall not cover any such losses, claims, damages or liabilities as are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; and provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter, or any person controlling the Underwriter or any affiliate of the Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting any such losses, claims, damages or liabilities who purchased Shares from the Underwriter, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a)

hereof.  The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the Underwriter in respect of the Shares sold by such Selling Stockholder under this Agreement.

(c)                                  The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)                                  To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company or the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the Underwriter in respect of the Shares sold by such Selling Stockholder under this Agreement.

(f)                                    The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                                 The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, either Selling Stockholder or any person controlling such Selling Stockholder, or the

Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.                                 Termination.  The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the Nasdaq National Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11.                                 Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of any the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform its obligations under this Agreement, the Company or the Selling Stockholders, as the case may be, will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

12.                                 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                                 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                                 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                                 Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York,

New York 10036, Attention: Global Capital Markets; if to the Company shall be delivered, mailed or sent to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606 Attention: Alan G. Berkshire, Esq. and if to the Selling Stockholders shall be delivered, mailed or sent to The St. Paul Travelers Companies, Inc., 385 Washington Street, Saint Paul, MN 55102, Attention: Kenneth F. Spence, III.

[Signatures Follow]

Very truly yours,

NUVEEN INVESTMENTS, INC.

By:	/s/ Alan G. Berkshire, Esq.
	Name:	Alan G. Berkshire, Esq.
	Title:	Senior Vice President and General Counsel

THE ST. PAUL TRAVELERS COMPANIES, INC.

By:	/s/ Bruce A. Backberg
	Name:	Bruce A. Backberg
	Title:	Senior Vice President

UNITED STATES FIDELITY AND GUARANTY COMPANY

By:	/s/ Bruce A. Backberg
	Name:	Bruce A. Backberg
	Title:	Senior Vice President

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John D. Tyree
	Name:	John D. Tyree
	Title:	Executive Director

SCHEDULE I

Selling Stockholder	Number of Shares To Be Sold

The St. Paul Travelers Companies, Inc.	3,389,500

United States Fidelity and Guaranty Company	81,510

Total:	3,471,010